Exhibit 99.2

Mill City Announces Corporate Rebrand to SUI Group Holdings to Advance SUI Treasury Strategy

New Ticker Symbol “SUIG” to Begin Trading on August 26, 2025

WAYZATA, MN, August 25, 2025 – Mill City Ventures III, Ltd. (“Mill City” or the “Company”) (NASDAQ: MCVT), today announced plans to implement a comprehensive corporate rebrand to advance its foundation-backed SUI treasury strategy. As part of this rebrand, the Company will change its corporate name to SUI Group Holdings Limited (“SUI Group”). The Company will also change the ticker symbol for its common stock on the Nasdaq Capital Market, and the ticker symbol for its common stock available for options trading on the Cboe Global Markets, from “MCVT” to “SUIG”. The changes are expected to take effect as of market open on or about August 26, 2025.

The rebrand will reflect SUI Group’s new strategic direction following its recently announced SUI treasury strategy centered on the Sui blockchain. As the only publicly traded company with an official relationship with the Sui Foundation, SUI Group provides institutional-grade exposure to the SUI digital asset and aligns with the Sui Foundation’s three principles for decentralization: transparency to ensure fairness, open communication to build trust and direct engagement to foster active community participation.

“This strategic rebrand marks a defining moment in SUI Group’s evolution as we align our identity with our mission to be the premier, foundation-backed SUI treasury company,” said Stephen Mackintosh, Chief Investment Officer of SUI Group. “Our disciplined strategy centers on the long-term accumulation and activation of SUI to support the advancement and adoption of the Sui network. Our rebrand and new ticker symbol reflect our commitment to unlocking differentiated, long-term value for shareholders by anchoring our treasury to the blockchain infrastructure of tomorrow.”

No action is required from stockholders in connection with the change of the Company’s corporate name or ticker symbol. The Company’s common stock will remain listed on the Nasdaq Capital Market and its common stock will continue to be available for options trading on Cboe Global Markets.

About SUI Group Holdings Limited

SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s rebranding, expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the Company’s digital asset treasury strategy, the digital assets to be held by the Company, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; the Company’s ability to achieve profitable operations; fluctuations in the market price of SUIG that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the supplemental risk factors and other information the Company has or may file with the SEC. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, impairment charges may be required to be reported in net income if the market price of such assets falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

SUIG@elevate-ir.com